Exhibit 10.2

[FORM OF AMENDMENT AGREEMENT TO RESTRICTED STOCK AWARD AGREEMENT – NON-INSIDERS]

BE AEROSPACE, INC. 2005 LONG-TERM INCENTIVE PLAN

AMENDMENT AGREEMENT TO RESTRICTED STOCK AWARD AGREEMENT

Amendment Agreement by and between BE Aerospace, Inc., a Delaware corporation (the “Company”) and the individual identified below (the “Participant”).

W I T N E S S E T H:

WHEREAS, pursuant to a Restricted Stock Award Agreement dated November 17, 2008, (the “2008 Award Agreement”) the Participant was granted restricted stock under the BE Aerospace, Inc. 2005 Long-Term Incentive Plan (the “Plan”);

WHEREAS, the Compensation Committee of the Company has determined that it is in the Company’s best interests to amend the 2008 Award Agreement and in the manner set forth herein;

WHEREAS, the Participant has agreed to the amendment set forth below;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration the parties hereto hereby agree as follows:

1.  Section 3 of the 2008 Award Agreement is hereby amended in its entirety to read as follows:

“Vesting Schedule.  Subject to the terms and conditions hereof, the Participant shall vest in the Restricted Stock as follows, unless previously vested or canceled in accordance with the provisions of the Plan or this Award Agreement:

(a) Time-Based Restricted Stock.  On each of November 17, 2009, 2010 and 2011, thirty-three and one-third percent (33 1/3%) of the Time-Based Restricted Stock shall vest and no longer be subject to cancellation pursuant to Section 4 or the transfer restrictions set forth in Section 7.

(b) Performance-Based Restricted Stock.  For each twelve (12)-month period ending December 31, 2009, 2010 and 2011, the Board of Directors will approve an annual return on equity goal (each, an “Annual Performance Target”).  Subject to the Company achieving such Annual Performance Targets, on an average basis over the three (3)-year period ending December 31, 2011 (the “Performance Period” and such average attainment the “Total Performance Target”), the Performance-Based Restricted Stock shall vest pursuant to the following terms and no longer be subject to cancellation pursuant to Section 4 or the transfer restrictions set forth in Section 7:

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(i)           If the Company achieves or exceeds ninety percent (90%) of the Total Performance Target, one hundred percent (100%) of the Performance-Based Restricted Stock shall vest on November 17, 2012 (the “Performance Vesting Date”).

(ii)           If the Company achieves over eighty-five percent (85%) but less than ninety percent (90%) of the Total Performance Target, between fifty percent (50%) and one hundred percent (100%) of the Performance-Based Restricted Stock (as determined on the basis of linear interpolation) shall vest on the Performance Vesting Date.

(iii)           If the Company achieves eighty-five percent (85%) of the Total Performance Target, fifty percent (50%) of the Performance-Based Restricted Stock shall vest on the Performance Vesting Date.

(iv)           If the Company achieves over eighty percent (80%) but less than eighty-five percent (85%) of the Total Performance Target, between twenty-five percent (25%) and fifty percent (50%) of the Performance-Based Restricted Stock (as determined on the basis of linear interpolation) shall vest on the Performance Vesting Date.

(v)           If the Company achieves less than eighty percent (80%) of the Total Performance Target, the Participant forfeits the amount of Performance-Based Restricted Stock that would have vested on the Performance Vesting Date.

The applicable Annual Performance Targets shall be established by the Committee in writing no later than 90 days after the commencement of each applicable year during the Performance Period for purposes of Section 162(m) the Internal Revenue Code of 1986, as amended and the regulations and guidance promulgated thereunder (the “Code”).”

2.  Capitalized terms used herein without definition have the meanings assigned thereto in the 2008 Award Agreement.

3.  Except as modified herein, the 2008 Award Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment Agreement effective as of the date set forth below.

BE AEROSPACE, INC.

By:

By:
Date:	Participant

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